INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT, effective this 26th day of March, 2010, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as ?VALIC,? and PINEBRIDGE INVESTMENTS, LLC, hereinafter referred to as the ?SUB-ADVISER.?

         VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under
Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment
Advisers Act of 1940, as amended (?Advisers Act?).

(b)	VALIC is engaged as the investment adviser of
VALIC Company I, an investment company
organized under the laws of Maryland as a corporation (?VC I?), and VALIC Company II, an investment company organized under the laws of Delaware as a business trust (?VC II?). VC I and VC
II are both a series type of investment company issuing separate classes (or series) of shares of common stock or beneficial interest, as applicable.
VC I and VC II are registered as open-end, management investment companies under the
Investment Company Act of 1940, as amended
(?1940 Act?). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of thirty-three portfolios
(each, a ?VC I Portfolio? and collectively, the ?VC I
Portfolios?):

         Asset Allocation Fund
         Blue Chip Growth Fund
         Broad Cap Value Income Fund
         Capital Conservation Fund
         Core Equity Fund
         Core Value Fund
         Foreign Value Fund
         Global Equity Fund
         Global Real Estate Fund
         Global Social Awareness Fund
         Global Strategy Fund
         Government Securities Fund
         Growth Fund
         Growth & Income Fund
         Health Sciences Fund
         Inflation Protected Fund
         International Equities Fund
         International Government Bond Fund
         International Growth I Fund
         Large Cap Core Fund
         Large Capital Growth Fund
         Mid Cap Index Fund
         Mid Cap Strategic Growth Fund
         Money Market I Fund
         Nasdaq-100? Index Fund
         Science & Technology Fund
         Small Cap Aggressive Growth Fund
         Small Cap Fund
         Small Cap Index Fund
         Small Cap Special Values Fund
         Small-Mid Growth Fund
         Stock Index Fund
         Value Fund

In accordance with the VC I Articles of Incorporation
(the ?Articles?), new VC I Portfolio(s) may be added to VC I upon approval of the board of directors of VC I (the ?VC I Board?) without the approval of shareholders. This Agreement will apply only to the VC I Portfolio(s) set forth on the attached Schedule
A, and any other VC I Portfolio as may be added or deleted by amendment to the attached Schedule A
(the ?Covered VC I Portfolio(s)?).

(d)	VC II currently consists of fifteen portfolios (each, a
?VC II Portfolio? and collectively, the ?VC II
Portfolios?):

Aggressive Growth Lifestyle Fund
Capital Appreciation Fund
Conservative Growth Lifestyle Fund
Core Bond Fund
High Yield Bond Fund
International Small Cap Equity Fund
Large Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Moderate Growth Lifestyle Fund
Money Market II Fund
Small Cap Growth Fund
Small Cap Value Fund
Socially Responsible Fund
Strategic Bond Fund

In accordance with the VC II Agreement and Declaration of Trust (the ?Declaration? and together with the Articles, the ?VC Organizational
Documents?), new VC II Portfolio(s) may be added to VC II upon approval of the board of trustees of VC
II (the ?VC II Board? and together with the VC I
Board, the ?VC Boards?) without the approval of shareholders. This Agreement will apply only to the VC II Portfolio(s) set forth on the attached Schedule
A, and any other VC II Portfolio as may be added or deleted by amendment to the attached Schedule A
(the ?Covered VC II Portfolio(s)? and together with the Covered VC I Portfolio(s), the ?Covered
Fund(s)?)

(e)	The SUB-ADVISER is engaged principally in the
business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-
Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and the VC Boards and in material conformity with the 1940
Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of
1986, as amended (the ?Code?), the VC Organizational Documents,
Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the VC Boards and provided to the SUB-ADVISER shall:

(a)	manage the investment and reinvestment of
all of, or to the extent applicable, a portion of, the assets of each Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund?s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for
the purchase and sale of portfolio investments
(including futures contracts and options thereon) for each Covered Fund?s account with brokers or dealers
(including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-
ADVISER, subject to the SUB-ADVISER?s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-
ADVISER, subject to applicable law.

Without limiting the foregoing, the SUB-ADVISER represents and warrants to VALIC that all of, or to the extent applicable the portion of, the assets which it manages of the Covered Fund(s) set forth in Schedule A will at all times be operated and managed in compliance with (a) all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) applicable provisions of Subchapter M, chapter 1 of the Code (?Subchapter M?) for each Covered Fund to be treated as a ?regulated investment company? under Subchapter M; (c) the diversification requirements specified in the Internal Revenue Service?s regulations under Section 817(h) of the Code so as not to jeopardize the treatment of the variable annuity contracts that offer the Covered Funds as annuity contracts for purposes of the Code; (d) the distribution requirements necessary to avoid payment of any excise tax pursuant to
Section 4982 of the Code; (e) the provisions of the 1940 Act and rules adopted thereunder; (f) the objectives, policies, restrictions and limitations for the Covered Funds as set forth in the Covered Funds? current prospectus and statement of additional information as most recently provided by VALIC to the SUB-ADVISER; and (g) the policies and procedures as adopted by the VC Boards, as most recently provided by VALIC to the SUB-ADVISER. The SUB-ADVISER shall furnish information to VALIC, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The SUB-ADVISER further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the Covered Funds, as applicable, of VC I VC II, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the SUB-ADVISER expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities
Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the 1940 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

 The SUB-ADVISER agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is satisfactory to VALIC, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to VALIC.

VALIC agrees that SUB-ADVISER shall manage the portion of the assets of a Covered Fund allocated to it as if it was a separate operating fund, unless instructed otherwise in writing from VALIC, and shall comply with the representations and warranties stated in this Section (including, but not limited to, the investment objectives, policies and restrictions applicable to a Covered Fund and qualifications of a Covered Fund as a regulated investment company under the Code) with respect to the portion of assets of a Covered Fund allocated to SUB-ADVISER.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER?s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-
ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by the SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions. Subject to approval by the VC I Board or VC II Board, as applicable, of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER?s reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Fund(s) considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Fund(s) by the SUB-ADVISER is subjective and represents the SUB-ADVISER?s evaluation that the Covered Fund(s) is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the VC Boards regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC, VC I and VC II promptly upon their reasonable written request all of the Covered Fund(s)?s investment records and ledgers to assist VALIC, VC I and VC II in compliance with respect to the Covered Fund(s)?s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the VC Boards such periodic and special reports as VALIC and the VC Boards may reasonably request. The SUB-
ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the VC I Board or the VC II Board, as applicable, have authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-
ADVISER or has been disclosed, directly or indirectly, by VALIC, VC
I or VC II to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the VC Boards.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of the Covered Fund(s). The money and investments will be held by the Custodian of the Covered Fund(s). The SUB-ADVISER will arrange for the transmission to the Custodian for the Covered Fund(s), on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-
ADVISER further shall have the authority to instruct the custodian of the Covered Fund(s) (i) to pay cash for securities and other property delivered to the Custodian for the Covered Fund(s) (ii) to deliver securities and other property against payment for the Covered Fund(s), and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC, VC I or VC II other than in furtherance of the SUB-ADVISER?s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC?s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement. VALIC and the SUB-ADVISER acknowledge that VC I or VC II, as applicable, will be ultimately responsible for all brokerage commissions, taxes, custodian fees and other transaction-related fees incurred on behalf of the Covered Fund(s).

The SUB-ADVISER also represents and warrants that in furnishing services hereunder, the SUB-ADVISER will not consult with any other sub-adviser of the Covered Fund(s) or other series of VC I or VC II, to the extent any other sub-advisers are engaged by VALIC, or any other sub-advisers to other investment companies that are under common control with VC I or VC II, concerning transactions of the Covered Fund(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the 1940 Act.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on the Covered Fund(s)?s average daily net asset value computed for each of the Covered Fund(s) as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the VC Organizational Documents and Bylaws. Any change in Schedule A pertaining to any new or existing Covered Fund(s) shall not be deemed to affect the interest of any other Covered Fund(s) and shall not require the approval of shareholders of any other Covered Fund(s).

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the VC I Articles or the VC II Declaration, as applicable, for each business day during a given calendar month.
VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

	If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-
ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I, VC II or the Covered Fund(s).

3.	Scope of the SUB-ADVISER?s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever the Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-
ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-
ADVISER?s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund(s) complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

         The SUB-ADVISER represents, warrants, and agrees as follows:

(a)	The SUB-ADVISER (i) is registered as an investment adviser
under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement,
(iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics
complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC with a copy of its
Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

         VALIC represents, warrants, and agrees as follows:

VALIC:  (i) is registered as an investment adviser under the Advisers
Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.


5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) on the date hereof and as to any other VC I Portfolio or VC II Portfolio on the date of the Amendment to Schedule A adding such portfolio in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter this Agreement shall continue in effect, but with respect to any Covered Fund(s), subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC I directors or VC II trustees, as applicable who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the directors of the VC I Board or trustees of the VC II Board, as applicable, or a majority of the Covered Fund(s)?s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I or VC II, as applicable, as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund(s) at any time, without the payment of any penalty, by vote of the VC I Board or the VC II Board, as applicable, or by vote of a majority of that Covered Fund(s)?s outstanding voting securities on not more than 60 days? nor less than 30 days? prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days? nor less than 30 days? prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days? nor less than 30 days? prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-
ADVISER so as to require a new written contract pursuant to the 1940
Act. The compensation of any such persons will be paid by the SUB-
ADVISER, and no obligation will be incurred by, or on behalf of, VALIC, VC I, VC II or the Covered Fund(s) with respect to them.

The SUB-ADVISER agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund(s)?s property and will be surrendered promptly to the Covered Fund(s) or VALIC upon request. The SUB-ADVISER agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Covered Fund(s)?s auditors, the Covered Fund(s) or any representative of the Covered Fund(s), VALIC, or any governmental agency or other instrumentality having regulatory authority over the Covered Fund(s)

VALIC has herewith furnished the SUB-ADVISER copies of the Covered Fund(s)?s Prospectus, Statement of Additional Information,
VC Organizational Documents and Bylaws as are currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund(s) or the public that refer in any way to the SUB-
ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund(s) as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. Subject to provisions of this paragraph, the SUB-ADVISER grants VALIC and the Covered Fund(s) a non-exclusive right to use the ?[NewCo]? name in connection with the SUB-ADVISER?s management of the Covered
Fund(s) (i) for so long as this Agreement, any other investment management agreement between VALIC and SUB-ADVISER with respect to VC I or VC II, or to any extension, renewal or amendment thereof, remain in effect, and (ii) for subsequent periods as long as required by law, rule or regulation or to the extent necessary to refer to or illustrate the historical performance of the Covered Fund(s).

7.	Liability of the SUB-ADVISER

(a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the SUB-ADVISER (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the SUB-ADVISER) the SUB-
ADVISER shall not be subject to liability to VC I, VC II, the Covered Funds, or to any shareholder of the Covered Funds or VC I or VC II for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a beach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, VALIC shall indemnify the SUB-ADVISER (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the SUB-ADVISER) (collectively, the "Indemnified Parties") from any liability arising from the SUB-
ADVISER's conduct under this Agreement.
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(b) The SUB-ADVISER agrees to indemnify and hold harmless
VALIC and its affiliates and each of its directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act against any an all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which VALIC or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or breach of this Agreement by the SUB-ADVISER, or (ii) any failure by the SUB-
ADVISER to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the SUB-ADVISER's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The SUB-ADVISER shall not be liable to VALIC for (i) any acts of VALIC or any other subadviser to the Covered Fund(s) with respect to the portion of the assets of the Covered Fund(s) not managed by SUB-ADVISER and (ii) acts of the SUB-ADVISER which result from acts of VALIC, including, but not limited to, a failure of VALIC to provide accurate and current information with respect to any records maintained by VALIC or any other subadviser to a Covered Fund, which records are not also maintained by or otherwise available to the SUB-
ADVISER upon reasonable request. VALIC shall indemnify the Indemnified Parties from any liability arising from the conduct of VALIC and any other subadviser with respect to the portion of a Covered Fund's assets not allocated to SUB-ADVISER.


8.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange
Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control. If any suit is instituted by any of the parties to enforce any of the terms or conditions of this Agreement, each of the parties hereby submits to the exclusive jurisdiction of any venue in the federal courts of the United States of America, County of New York, State of New York, to the extent permitted by federal law, and otherwise, each of the parties hereby submits to the exclusive jurisdiction of a venue in the state courts of the State of New York located in the city and county of New
York.

9.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

10.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

         If to VALIC:

         Attn:  Nori L. Gabert, Esq.
         2929 Allen Parkway
         Houston, Texas 77019
         Tel:  (713) 831-5165
         Fax:  (713) 831-2258

         If to SUB-ADVISER:

		Address for Notice:				With a
copy to:
		PINEBRIDGE INVESTMENTS, LLC
	PINEBRIDGE INVESTMENTS, LLC
		Compliance Department				Office
of the General Counsel
		175 Water Street					70 Pine
Street
		New York, New York 10038			New
York, New York 10270



The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.


                                             THE VARIABLE ANNUITY
LIFE INSURANCE COMPANY


                                             By: 	/S/ KURT W.
BERNLOHR
                                             Name:	Kurt W. Bernlohr
                                             Title:	Senior Vice President
ATTEST:

/S/ SHANA L. WALKER


                                             PINEBRIDGE INVESTMENTS,
LLC


                                             By: 	/S/ HANS DANIELSSON
                                             Name:	Hans Danielsson
                                             Title:	Senior Managing Director
ATTEST:

/S/ PALASH PANDYA



	SCHEDULE A
	(Effective March 26, 2010)

VC I Portfolios

Asset Allocation Fund

0.25% on first $300 million
0.225% on next $200 million
0.20% on assets over $500 million

Capital Conservation Fund
0.25% on first $200 million
0.20% on next $300 million
0.15% on assets over $500 million

Global Social Awareness Fund
0.25% on first $500 million
0.225% on next $500 million
0.20% on assets over $1 billion

Inflation Protected Fund
0.25% of first $250 million
0.20% on next $250 million
0.15% on assets over $500 million

International Equities Fund
0.10% on first $1 billion
0.09% on assets over $1 billion

International Government Bond Fund
0.25% on first $200 million
0.20% on next $300 million
0.15% on assets over $500 million

Mid Cap Strategic Growth Fund
0.45% on first $250 million
0.40% on next $250 million
0.35% on assets over $500 million


VC II Portfolios

Aggressive Growth Lifestyle Fund

0.10%

Conservative Growth Lifestyle Fund
0.10%

Core Bond Fund
0.25% on first $200 million
0.20% on next $300 million
0.15% on assets over $500 million

International Small Cap Equities Fund
0.50% of first $750 million
0.45% on assets over $750 million

Moderate Growth Lifestyle Fund
0.10%

Strategic Bond Fund
0.35% on first $200 million
0.25% on next $300 million
0.20% over $500 million